Calculation of Filing Fee Tables
S-8
PMV Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.00001 par value per share, reserved for issuance pursuant to the 2020 Equity Incentive Plan	Other	2,666,470	$ 1.55	$ 4,133,028.50	0.0001381	$ 570.77
Total Offering Amounts:						$ 4,133,028.50		$ 570.77
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 570.77
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall cover any additional shares of the Registrant's common stock that become issuable under the 2020 Equity Incentive Plan (the "2020 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. (2) Represents an automatic annual increase on January 1, 2026 equal to 5% of the total number of shares of the Registrant's common stock outstanding on December 31 of the preceding year, which annual increase is provided for in the 2020 Plan. (3) Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $1.55 per share, which represents the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on March 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A